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                                                                      Exhibit 21



                              LIST OF SUBSIDIARIES

The following are subsidiaries of the Company, respective jurisdictions of their incorporation and names (if any) under which they do business. The Company owns all of the voting securities of each subsidiary.


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                                             JURISDICTION OF                     NAME UNDER WHICH
NAME                                         INCORPORATION                       SUBSIDIARY DOES BUSINESS

-------------------------------------------------------------------------------------------------------------
NAI Technologies--                           New York                            NAI Systems Division
Systems Division Corporation

Wilcom, Inc.                                 New York                            Wilcom, Inc.

Lynwood Rugged                               United Kingdom                      Lynwood
Systems Ltd.

Codar Technology, Inc.                       Colorado                            Codar




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